Exhibit 10.2

CLOSING DATE WORKING CAPITAL AGREEMENT AND CONSENT (UNUSUAL MACHINES )

The undersigned, being all of the parties to that certain Share Purchase Agreement, dated as of November 21, 2022, as amended by amendment No. 1 dated as of March 31, 2023, Amendment No. 2 dated as of July 10, 2023, Amendment No. 3 dated as of September 18, 2023 and Amendment No. 4 dated as of December 11, 2023 (the “Purchase Agreement”), among Unusual Machines, Inc., a Puerto Rico corporation redomiciled in Nevada (“Unusual”), Red Cat Holdings, Inc., a Nevada corporation (“Parent”), Jeffrey Thompson, an individual (“Principal Stockholder”), for the purchase of Rotor Riot, LLC, Ohio limited liability company (“Rotor Riot”) and Fat Shark Holdings, LLC, a Nevada corporation (“Fat Shark”) by Unusual hereby acknowledge and agree the calculation of Closing Date Working Capital as provided in the Purchase Agreement in the aggregate amount of $2,000,000.00 as of the date hereof Terms not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement

In accordance with Sections 2.04(a) - 2.04(c) the Purchase Price shall be increased on a dollar-for-dollar basis by the amount by which the Working Capital exceeds the Agreed Working Capital of $0.

On the Closing Date, the Parties agreed to defer the requirement to provide the Estimated Working Capital Statement and the calculations of the Estimated Working Capital, and as applicable, the Estimated Working Capital Excess Amount of the Estimated Working Capital Deficiency Amount required by Section 2.04(a) of the Purchase Agreement. Rather, the parties agreed that their respective financial teams will deliver estimated or agreed upon actual calculations of the foregoing (based on the book value of physical inventory and fair value of any transition inventory in accordance with Generally Accepted Accounting Principles) on or before May 17, 2024 (the “Calculation Date”), and have extended the Calculation Date (the “Calculation Date”) to the date hereof.

No payments or adjustments related to Working Capital was made on the Closing Date and the Parties hereby agree to: (A) the principal amount of the Note shall be increased by $2,000,000.00 to a total principal amount of $3,000,000.00; and (B) amendment of the Maturity Date of the Note November 30, 2025.

Unusual agrees and acknowledges that: (A) as of the date hereof, Unusual is indebted to the Holder under the Note in the principal amount of $1,000,000.00; (B) that such amount remains outstanding and unpaid without setoff, counterclaim or defenses; and (C) such amount is subject to increase or other adjustment as a result of any and all unpaid interest, fees and other charges including, without limitation, attorneys fees and costs of collection to the extent set forth in the Note. Unusual shall promptly pay Parent all unpaid interest accrued under the Note through the date hereof.

The parties hereby further agree and consent to the transfer and assignment of the Note by Parent to __________, which transfer shall not constitute a Change of Control transaction. Unusual shall issue and deliver to __________ (or its assigns) as Holder a new note dated as of the date hereof as set forth herein within 2 business days of the date hereof.

Except as modified hereby the terms and provisions of the Note shall remain in full force and effect.

Each of the undersigned hereby agrees to the accuracy of the adjustments required herein, and the agreements herein, and shall enter into an amendment to the Note, as provided herein.

[SIGNATURE PAGES FOLLOW]

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UNUSUAL MACHINES, INC.

a Nevada corporation

By: _______________________

Name: Allan Evans

Title: Chief Executive Officer

RED CAT HOLDINGS, INC.

a Nevada corporation

By:_______________________

Name: Joe Freedman

Title: Special Committee Lead Director

PRINCIPAL STOCKHOLDER:

JEFFREY THOMPSON

__________________________

Jeffrey Thompson

Dated as of: July __, 2024

[SIGNATURE PAGE TO CLOSING DATE WORKING CAPITAL AGREEMENT AND CONSENT]

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